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                                                                  Exhibit 5.2

                    SCHMIEDESKAMP, ROBERTSON, NEU & MITCHELL
                                   525 Jersey
                                 P.O. Box 1069
                             Quincy, Illinois 62306
                              Phone (217) 223-3030
                               Fax (217) 223-1005




                                April 10, 1997



Board of Directors
Gardner Denver Machinery Inc.
1800 Gardner Expressway
Quincy, Illinois 62301

      Re:   Registration Statement on Form S-8
            Long-Term Incentive Plan, as amended,
            and Employee Stock Purchase Plan

Gentlemen:

      We have served as counsel to Gardner Denver Machinery Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 600,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), reserved for issuance in accordance with the Company's Long-Term Incentive Plan, as amended (the "Incentive Plan"), and 450,000 shares of Common Stock (the 600,000 shares and 450,000 shares, collectively, the "Shares") reserved for issuance in accordance with the Company's Employee Stock Purchase Plan (the "Purchase Plan") (the Incentive Plan and Purchase Plan, collectively, the "Plans").

      We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation and Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.



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Board of Directors
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April 10, 1997


      Based upon the foregoing, the undersigned is of the opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      2. The Shares being offered by the Company, if issued in accordance with the Plans, will be validly issued and outstanding and will be fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plans.

                              Sincerely,

                              Schmiedeskamp, Robertson, Neu & Mitchell


                              By: /s/ William M. McCleery, Jr.
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